RMED International, Inc.
                                   Exhibit 11

The following represents the computation of per share earnings reflecting the assumption that the granted shares under the option plan will be exercised.

                                                            Three Months September 30,          Nine Months September 30,
                                                          -----------------------------       -----------------------------
                                                             2001                2000            2001               2000
                                                          ----------          ---------       ----------        -----------
Net income                                                $ (332,759)         $  73,004       $ (616,969)       $   230,099
                                                          ==========          =========       ==========        ===========

Weighted average common shares outstanding                 9,886,642          9,963,859        9,890,789          9,973,776

Common share equivalents relating to stock options                --                 --               --              1,322
                                                          ----------          ---------       ----------        -----------

Adjusted common and common equivalent shares
         for computation                                   9,886,642          9,963,859        9,890,789          9,975,098
                                                          ==========          =========       ==========        ===========

Net earnings per share:
         Basic                                            $    (0.03)         $    0.01       $    (0.06)       $      0.02
                                                          ==========          =========       ==========        ===========
         Diluted                                          $    (0.03)         $    0.01       $    (0.06)       $      0.02
                                                          ==========          =========       ==========        ===========